UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 30, 2004

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BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

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South Dakota
(State or other jurisdiction of incorporation)

001-31303 (Commission File Number) 625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	46-0458824 (IRS Employer Identification No.) 57709-1400 (Zip Code)

605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 30, 2004, the Registrant’s subsidiary, Enserco Energy Inc. (“Enserco”), amended its Amended and Restated Credit Agreement dated as of May 14, 2004, by and among Enserco, Fortis Capital Corp., as Administrative Agent, Documentation Agent and Collateral Agent, BNP Paribas, U.S. Bank National Association and Societe Generale.

The amendment extended the term of the $150 million uncommitted credit facility to September 30, 2005. The uncommitted line of credit can be used to finance working capital requirements related to natural gas activities; to provide for Letters of Credit, and to fund payments due to any Swap Bank under a Swap Contract. The facility is secured by all of the assets of Enserco.

Letter of credit fees range from 1.00 percent to 1.50 percent.

Each revolving loan (except for a revolving loan made as a result of a drawing under a Letter of Credit) bears interest at a floating rate equal to the higher of 0.50 percent above the latest Federal Funds Rate or the rate of interest established by JPMorgan Chase Bank at its principal office in New York City as its “prime rate” or “base rate” for U.S. dollar loans (the “Chase rate”) plus 1.00 percent.

Each revolving loan made as a result of a drawing under a Letter of Credit or to pay amounts owed to a Swap Bank with respect to any Swap Contract, shall bear interest at a floating rate equal to the rate for revolving loans above for the first two business days that such loan has been outstanding and, thereafter, shall bear interest at a floating rate per annum equal to the higher of 0.50 percent above the latest Federal Funds Rate or the Chase rate plus 3.0 percent.

Borrowings under the Agreement require Enserco, among other things, to maintain certain minimum levels of net worth and working capital and meet certain minimum financial ratios.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this item is included in Item 1.01.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

10.1	Amended and Restated Credit Agreement dated as of May 14, 2004 among Enserco Energy Inc., as Borrower, and Fortis Capital Corp.,as administrative agent, collateral agent, documentation agent and arranger, and BNP Paribas, and U.S. Bank National Association and Societe Generale, and each other financial institution which may become a party hereto.

10.2	First Amendment to the Amended and Restated Credit Agreement made as of the 30th day of September, 2004, among Enserco Energy Inc., the borrower, Fortis Capital Corp., as administrative agent, documentation agent and collateral agent, BNP Paribas, U.S. Bank National Association and Societe Generale.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Mark T. Thies Mark T. Thies Executive Vice President and Chief Financial Officer

Date: October 6, 2004

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement dated as of May 14, 2004 among Enserco Energy Inc., as Borrower, and Fortis Capital Corp.,as administrative agent, collateral agent, documentation agent and arranger, and BNP Paribas, and U.S. Bank National Association and Societe Generale, and each other financial institution which may become a party hereto.

10.2	First Amendment to the Amended and Restated Credit Agreement made as of the 30th day of September, 2004, among Enserco Energy Inc., the borrower, Fortis Capital Corp., as administrative agent, documentation agent and collateral agent, BNP Paribas, U.S. Bank National Association and Societe Generale.

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